UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China	100076
(Address of principal executive offices)	(Zip Code)

(+86) 10-58693193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definite Agreement.

Entry into Restructuring Agreement

On June 8, 2021, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”), a wholly-owned subsidiary of Shineco, Inc. (the “Company”), entered into a Restructuring Agreement (the “Restructuring Agreement”) with the following parties:

●	Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity”), a company incorporated under the laws of the People’s Republic of China (the “PRC”);

●	Mr. Jiping Chen, who is a minority shareholder of the Company and holds 68.7% of the equity interests in Ankang Longevity, and Ms. Xiaoyan Chen, who holds 31.3% of the equity interests in Ankang Longevity (collectively, the “Ankang Shareholders”);

●	Yushe County Guangyuan Forest Development Co., Ltd., a company incorporated under the laws of the PRC (“Guangyuan”); and

●	Mr. Baolin Li, who is currently a minority shareholder of the Company and holds 90% of the equity interests in Guangyuan, and Ms. Yufeng Zhang, who holds 10% of the equity interests in Guangyuan (collectively, the “Guangyuan Shareholders”).

Subject to the Restructuring Agreement and pursuant to certain Powers of Attorney dated December 31, 2008, in which the Ankang Shareholders irrevocably authorized Tenet-Jove to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders in Ankang Longevity, all parties agree to take certain actions, as described below, in furtherance of the restructuring:

●	The Company will transfer all of its rights and interests in Ankang Longevity to the Guangyuan Shareholders in exchange for the control of 100% of equity interests and assets in Guangyuan;

●	Tenet-Jove will enter a Termination Agreement with Ankang Longevity and the Ankang Shareholders; as a result, the Company, through Tenet-Jove, will release all equity interests in Ankang Longevity and release the Ankang Shareholders of their equity pledges. See “Item 1.02 Termination of a Material Definite Agreement” for more details;

●	As a consideration to the Restructuring Agreement, Tenet-Jove will relinquish all of its rights and interests in Ankang Longevity and transfer those rights and interests to Guangyuan; and

●	As a condition to closing, Guangyuan will enter into a series of agreements with Tenet-Jove. See “Entry into Guangyuan Variable Interest Entity Agreements” below. Furthermore, Guangyuan will enter a series of agreements, including Exclusive Purchase of Rights Agreement, Exclusive Business Cooperation Agreement, Equity Interest Pledge Agreement, and Powers of Attorney with Ankang Longevity and the Ankang Shareholders.

The foregoing description of the Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restructuring Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Entry into Guangyuan Variable Interest Entity Agreements

On June 8, 2021, in connection with the Restructuring Agreement, the Company, through Tenet-Jove, entered into a series of contractual arrangements with Guangyuan and the Guangyuan Shareholders, known as Guangyuan Variable Interest Entity Agreements (the “Guangyuan VIE Agreements”). Due, in part, to regulations on foreign ownership of businesses in the PRC, neither the Company nor its subsidiaries own any equity interests in Guangyuan. Instead, the Company will control and receive the economic benefits of Guangyuan’s business operations through the Guangyuan VIE Agreements.

Each of the Guangyuan VIE Agreements is described below, including (a) Exclusive Business Cooperation Agreement, (b) Equity Interest Pledge Agreements, (c) Exclusive Option Agreements, and (d) Powers of Attorney with the Guangyuan Shareholders. As an overview, the Guangyuan VIE Agreements, in whole, are designed to allow the Company to manage the operations of Guangyuan and to receive 100% of the net income from Guangyuan. Furthermore, to secure the Company’s interest in Guangyuan, the Equity Interest Pledge Agreements, Exclusive Option Agreements, and Powers of Attorney are designed to allow the Company to step in and convert its contractual interests to equity interests in the event that the Company determines that doing so is warranted.

The Guangyuan VIE Agreements will remain in effect until the Company, through Tenet-Jove, unilaterally terminates the agreements.

The following is a summary of the contractual arrangements that provide the Company with effective control of Guangyuan and that enables the Company to receive economic benefits from its operations.

Exclusive Business Cooperation Agreement

On June 8, 2021, Tenet-Jove entered into an Exclusive Business Cooperation Agreement (“EBC Agreement”) with Guangyuan and the Guangyuan Shareholders. Guangyuan’s principal businesses include landscaping, afforestation, road greening, scenic greening, garden engineering, landscaping construction, and green afforestation. Tenet-Jove agrees to utilize its advantages in technology, human resources, and information and provides Guangyuan with technical supports, consulting services, and other management services relating to its day-to-day business operations and managements on an exclusive basis. Additionally, Guangyuan has granted an irrevocable and exclusive option to Tenet-Jove to purchase any or all of its assets, to the extent permitted by PRC laws. Tenet-Jove may exercise, at its sole discretion, the option to purchase from Guangyuan any or all assets at the lowest purchase price permitted by PRC laws. Should Tenet-Jove exercise such option, the parties shall enter into a separate asset transfer or similar agreement. Tenet-Jove shall own all intellectual property rights that are developed during the course of the EBC Agreement. For services rendered to Guangyuan by Tenet-Jove, Guangyuan agrees to pay a service fee to Tenet-Jove each month including management and service fees. Additionally, in the event that Tenet-Jove transfers technology rights to Guangyuan, Guangyuan will delegate those rights or acts to develop software or technology. In the event that Tenet-Jove leases equipment or properties to Guangyuan, any fee, rent, or pricing will be determined by Tenet-Jove on a case-by-case scenario.

The EBC Agreement shall commence on the effective date and remain in effect until Tenet-Jove terminates this agreement in writing.

The foregoing description of the EBC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the EBC Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Equity Interest Pledge Agreements

On June 8, 2021, Tenet-Jove entered into two separate Equity Interest Pledge Agreements with Guangyuan and the Guangyuan Shareholders. The Guangyuan Shareholders agreed to pledge certain portion of their equity interests in Guangyuan to Tenet-Jove to guarantee the performance of obligations under the EBC Agreement. Furthermore, Tenet-Jove is entitled to receive dividends and the Guangyuan Shareholders will only be able to receive dividends under the written permission of Tenet-Jove. In the event of a breach, Tenet-Jove, as pledgee, will be entitled to execute certain rights, including the right to collect any and all generated dividends and the right to dispose of the pledged equity interest in accordance with applicable PRC laws. The Guangyuan Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice Tenet-Jove’s interest in Guangyuan.

Each Equity Interest Pledge Agreement will remain in effect until all payments are due under the EBC Agreement and have been paid by all parties. Tenet-Jove reserves the right to cancel or terminate the Equity Interest Pledge Agreement upon a full payment of fees.

The foregoing description of the Equity Interest Pledge Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Interest Pledge Agreements, which are filed as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Exclusive Option Agreements

On June 8, 2021, Tenet-Jove entered into two separate Exclusive Option Agreements with Guangyuan and the Guangyuan Shareholders. Under both agreements, each of the Guangyuan Shareholders irrevocably granted Tenet-Jove (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws, once or at multiple times, at any time, part or all of their equity interests. The option price is equal to the capital paid in by the Guangyuan Shareholders, subject to any appraisal or restrictions required by applicable PRC laws. The option purchase price shall increase in the event that the Guangyuan Shareholders make additional capital contributions.

The Exclusive Option Agreements shall commence on the effective date and remain in effect until all equity interests held by the Guangyuan Shareholders have been transferred or assigned to Tenet-Jove or its designee.

The foregoing description of the Exclusive Option Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Exclusive Option Agreements, which are filed as Exhibits 10.5 and 10.6 and are incorporated herein by reference.

Powers of Attorney

Under the Powers of Attorney executed between Tenet-Jove and the Guangyuan Shareholders, dated June 8, 2021, the Guangyuan Shareholders authorized Tenet-Jove to act on their behalf as their exclusive agent and attorney with respect to all matters concerning their rights as shareholders in Guangyuan, including: (1) attending shareholders’ meetings; (2) exercising all shareholder’s rights and voting rights under the PRC laws and the Guangyuan’s Articles of Association, including the sale, transfer, pledge, or disposition of shares, in part or in whole; and (3) designate and appoint legal representative, directors, supervisors, chief executive officer and other senior management members of Guangyuan.

The foregoing description of the Powers of Attorney does not purport to be complete and is qualified in its entirety by reference to the full text of the Powers of Attorney, which are filed as Exhibits 10.7 and 10.8 and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 31, 2008, Tenet-Jove entered a series of variable interest agreements with Ankang Longevity and the Ankang Shareholders (the “Ankang VIE Agreements”), including an Executive Business Cooperation Agreement, an Equity Interest Pledge Agreement, an Executive Option Agreement, and Powers of Attorney. On July 3, 2014, Tenet-Jove entered a Timely Reporting Agreement with Ankang Longevity. For detailed descriptions of the Ankang VIE Agreements, refer to the Annual Report on 10-K filed on September 28, 2020.

On June 8, 2021, Tenet-Jove entered into a Termination Agreement with Ankang Longevity and the Ankang Shareholders (the “Termination Agreement”), pursuant to which Tenet-Jove would no longer have the rights to control Ankang Longevity and receive economic benefits from assets and properties, revenue, and net income of Ankang Longevity. Furthermore, Tenet-Jove would release the Ankang Shareholders of their equity pledges.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.9 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.1	English translation of the Restructuring Agreement, dated June 8, 2021, by and among the Company, Tenet-Jove, Ankang Longevity, the Ankang Shareholders, Guangyuan, and the Guangyuan Shareholders
10.2	Exclusive Business Cooperation Agreement, dated June 8, 2021, by and between Tenet-Jove and Guangyuan
10.3	Equity Interest Pledge Agreement, dated June 8, 2021, by and among Tenet-Jove, Guangyuan, and the Guangyuan Shareholder (Baolin Li)
10.4	Equity Interest Pledge Agreement, dated June 8, 2021, by and among Tenet-Jove, Guangyuan, and the Guangyuan Shareholder (Yufeng Zhang).
10.5	Exclusive Option Agreement, dated June 8, 2021, by and among Tenet-Jove, Guangyuan, and the Guangyuan Shareholder (Baolin Li)
10.6	Exclusive Option Agreement, dated June 8, 2021, by and among Tenet-Jove, Guangyuan, and the Guangyuan Shareholder (Yufeng Zhang)
10.7	Power of Attorney, dated June 8, 2021, by and between the Guangyuan Shareholder (Baolin Li) and Tenet-Jove
10.8	Power of Attorney, dated June 8, 2021, by and between the Guangyuan Shareholder (Yufeng Zhang) and Tenet-Jove
10.9	English translation of the Termination Agreement, dated June 8, 2021, by and among Tenet-Jove, Ankang Longevity, and the Ankang Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2021	Shineco, Inc.

	By:	/s/ Yuying Zhang
Yuying Zhang Executive Director